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                                                                      Exhibit 21

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         Subsidiaries of the Registrant

                                      State of
Company                             Incorporation
----------------------------------- -------------
Oxford Health Plans, Inc.             Delaware
   Oxford Health Plans (NY), Inc.     New York
    Oxford Health Insurance, Inc.     New York
   Oxford Health Plans (NJ), Inc.    New Jersey